                                                                    EXHIBIT 99.3

                         GENERAL NUTRITION CENTERS, INC.

                        OFFER TO EXCHANGE ALL OUTSTANDING
                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2010
                                       FOR
                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2010
                         THAT HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                 PURSUANT TO THE PROSPECTUS, DATED       , 2004

TO OUR CLIENTS:

         Enclosed for your consideration is a Prospectus, dated      , 2004 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of General Nutrition Centers, Inc. (the "Company") to exchange its 8 1/2% Senior Subordinated Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 8 1/2% Senior Subordinated Notes due 2010 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated December 5, 2003, by and among the Company, as issuer, the guarantors referred to therein and the initial purchasers referred to therein.

         This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on , 2004, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

                  1.       The Exchange Offer is for any and all Old Notes.

                  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

                  3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

                  4.       The Exchange Offer expires at 5:00 P.M., New York
                           City time, on       , 2004, unless extended by the
                           Company.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by General Nutrition Centers, Inc. with respect to its Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

         By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

         Please tender the Old Notes held by you for my account as indicated below:

                   8 1/2 % SENIOR SUBORDINATED NOTES DUE 2010

                                                                    OLD NOTES ARE
                                                                    TO BE TENDERED
CERTIFICATE NUMBERS              PRINCIPAL AMOUNT                  ("YES" OR "NO")*
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

*Unless otherwise indicated, "yes" will be assumed.

                    [ ] Please do not tender any Old Notes held by you for my account.

Signature(s):___________________________________________________________________

Print Name(s) here:_____________________________________________________________

Print Address(es):______________________________________________________________

Area Code and Telephone Number(s):______________________________________________

Tax Identification or Social Security Number(s):________________________________

My Account Number With You:_____________________________________________________

Dated:_______________________, 2004

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person's authority to so act. See Instruction 3 to the Letter of Transmittal.)

         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

                                       3